Exhibit 99.1

Date:	May 15, 2006
Contact:	Steve Wells, Los Alamos National Bank President, 505-662-5171

For Immediate Release

Trinity Capital Corporation
Announces Results of Annual Meeting Shareholder Presentation and Stock Repurchases

LOS ALAMOS, NEW MEXICO, MAY 15, 2006 — Trinity Capital Corporation (“Trinity”), the holding company for Los Alamos National Bank (“LANB”), Title Guaranty & Insurance Company (“Title Guaranty”), and TCC Appraisal Services Corporation held its annual meeting of shareholders on May 11, 2006. All three nominees for director were approved by a vote of 71.7% or greater of the shareholders.  The following individuals were elected to continue to serve as directors of Trinity: Jeffrey F. Howell, Arthur B. Montoya, Jr., and Stanley D. Primak for a term expiring in 2009. The shareholders also ratified the selection of Moss Adams, LLP to serve as Trinity’s independent public accounting firm for the year ending December 31, 2006.

In addition to the business of the annual meeting, William C. Enloe, President and Chief Executive Officer of Trinity, and Steve W. Wells, Secretary of Trinity and President of LANB, discussed Trinity’s performance for the year ended December 31, 2005 and certain operating results in the current year. Among the comments that Mr. Enloe made concerning Trinity’s financial performance, he stated that management and the board believed that the current stock price was undervalued in relation to Trinity’s fundamental positive financial position. Mr. Enloe further noted that Trinity has experienced an average annual growth rate of the stock value of 14% since inception in 1975.

Trinity also announced today that it had repurchased 6,482 outstanding shares of it’s common stock on May 10, 2006. The Board of Directors determined that the repurchase of stock at this time was a good investment due to the recent market prices and a sensible use of the Company’s current capital. In a separate transaction executed on May 12, 2006, Trinity repurchased 7,499 shares of it’s common stock from Trinity’s Employee Stock Ownership Plan (“ESOP”), pursuant to the ESOP’s put option. All of the repurchases shares were converted into treasury shares.

A copy of the investor presentation presented at the Annual Shareholder Meeting can be found on Trinity’s website (www.lanb.com/tcc).

******

Trinity is a bank holding company with $1.239 billion in total assets and has 278 full-time equivalent employees. LANB is currently in its 43rd year of operation, and offers financial services at its main office in Los Alamos, an office in White Rock and two offices in Santa Fe as well as loan services at its loan production office in Albuquerque. LANB also operates a network of 29 automatic teller machines throughout northern New Mexico. Title Guaranty & Insurance Company offers its services from its offices in Los Alamos and Santa Fe. TCC Appraisal Services Corporation provides residential real estate appraisals in Los Alamos County.

This document contains, and future oral and written statements of Trinity and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Trinity. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Trinity’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Trinity undertakes no obligation to update any statement in light of new information or future events. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Trinity and its business, including additional factors that could materially affect Trinity’s financial results, is included in Trinity’s filings with the Securities and Exchange Commission.